AGREEMENT

THIS AGREEMENT, dated as of December 31, 2008 (the "Agreement"), is hereby executed between Yanglin Soybean, Inc. (the "Company"), a Nevada corporation, and the investors whose names appear on the signature pages hereto (the "Investors") (collectively, the "Parties").

WHEREAS, in connection with a private placement, the Company and the Investors entered into, among other things, (i) the Series A Convertible Preferred Stock Purchase Agreement dated October 3, 2007 (the "Purchase Agreement"); and (ii) the Registration Rights Agreement dated October 3, 2007 (the "Registration Rights Agreement"), under which the Company agreed (a) to file a registration statement to register certain securities held by the Investors before a certain date and (b) have the registration statement effective before a certain date (clauses (a) and (b) of this Recital together, the "Obligations");

WHEREAS, the Company has not been able to meet the Obligations in the time frame set forth under the Registration Rights Agreement; which failure to meet such Obligations constituted Events (as defined in Section 7(e) of the Registration Rights Agreement);

WHEREAS, the occurrence of the foregoing Events triggered the Company's obligation to pay liquidated damages to the holders of the Registrable Securities (as that term is defined in the Registration Rights Agreement), which liquidated damages have not been paid and have accrued through December 31, 2008 (the "Accrued Damages");

WHEREAS, pursuant to Section 7(f) of the Registration Rights Agreement, the consent of (i) the Company and (ii) the holders of a majority of the Registrable Securities outstanding is necessary to amend the Registration Rights Agreement or waive any provisions thereof;

WHEREAS, the Investors signatory hereto hold the majority of the Registrable Securities outstanding;

WHEREAS, the Investors agree to permanently and unconditionally waive, release and discharge the Company from the Accrued Damages under the Registration Rights Agreement in exchange for the Company's agreement to sign this Agreement;

WHEREAS, the Company and the Investors desire to amend certain provisions of the Registration Rights Agreement; and

WHEREAS, the Company agreed to enter into this Agreement in exchange for the Investors' agreement to permanently and unconditionally waive, release and discharge the Company from the Accrued Damages.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants expressed herein and other consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the Parties hereto as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Securities Purchase Agreement.

2. Waiver and Release. As an inducement for the Company to enter into this Agreement, the Investors shall execute and deliver a Waiver and Release, in the form attached hereto as Exhibit A.

3. Engagement of Independent Directors and other Corporate Governance Requirements. The Company shall hire and engage, by February 28, 2009, three (3) "independent directors" as defined by NASDAQ Rule 4200(a)(15) and who are acceptable to the Investors. Further, the Company shall comply with all of the provisions of NASDAQ Rule 4350 by February 28, 2009 as if such Rule did not provide allowances for phase-ins of the Rule's provisions. Compliance with this Section 3 of this Agreement includes but is not limited to the establishment of an Audit Committee, a Compensation Committee and a Nomination Committee.

4. Change of Auditor. No later than June 30, 2009, the Company shall effect and announce a change to its current independent audit firm and engage a new independent audit firm which shall be any of the firms listed as a Top 10 audit firm according to Public Accounting Report's 2008 Annual Audit Rankings to audit the 2009 financial statements and review its interim financial statements as of June 30, 2009.

5. Liquidated Damages. In the event that the Company does not fulfill its obligations under Sections 3 or 4 hereof, the Company and the Investors agree that it would not be feasible to ascertain the extent of damages to the Purchasers with precision. Accordingly, if (A) the requirements of Section 3 hereof are not met, the Company shall pay to each Purchaser five percent (5%) of its initial investment under the Securities Purchase Agreement; and (B) the requirements of Section 4 hereof are not met, the Company shall pay to each Purchaser ten percent (10%) of its initial investment under the Securities Purchase Agreement

6. Amendment to the Registration Rights Agreement.

(a) The definition of "Effectiveness Date" in Section 1 of the Registration Rights Agreement shall be deleted in its entirety and replaced with:

> "Effectiveness Date" means, (A) with respect to the original Registration Statement, June 30, 2009; and with respect to any other Registration Statement the earlier of (B) the one hundred twentieth (120th) day following any Additional Filing Dates or (C) in the event the Registration Statement receives a "full review" by the Commission, the one hundred fiftieth (150th) day following any Additional Filing Dates, as applicable, which shall be extended for an additional thirty (30) days in the event the Commission provides comments solely on the issues related to Rule 415, or (D) the date which is within three (3) Business Days after the date on which the Commission informs the Company the (1) the Commission will not review a Registration Statement or (ii) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the

Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

(b) All uses of the term "Filing Date" in Section 7(e) of the Registration Rights Agreement shall be removed. For the avoidance of doubt, uses of the term "Additional Filing Date" shall remain throughout.

7. Representation by Counsel.

The Company and the Investors separately acknowledge that they have been afforded ample opportunity to review and evaluate this Agreement prior to subscribing thereto and that they have been represented and assisted by counsel for that purpose. The parties acknowledge and agree that they enter into this Agreement freely and voluntarily, without duress or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments. Further, each party shall be deemed the author of this Agreement for purposes of the Agreement's construction and therefore any ambiguity in this Agreement shall not be construed against any party on the grounds that a particular party drafted the purportedly ambiguous term(s) or prepared this Agreement.

8. Integration/Modification.

This Agreement is completely integrated and contains the Parties' entire agreement and is intended to be enforceable according to its written terms. There are no oral agreements, promises, covenants, warranties or representations to the contrary or beyond the written terms of the Agreement upon which either party has relied in entering into this Agreement other than those expressly contained in the Agreement. This Agreement may be modified only by a writing, signed by all parties hereto.

9. Governing Law.

This Agreement and the rights and obligations of the Parties hereto shall be governed by and construed, enforced and performed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would require the application of laws of another jurisdiction.

10. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns.

11. Corporate Power/Authorization.

The Parties to this Agreement have the corporate power and authority, and the legal right, to make, deliver and perform under this Agreement, and have taken all necessary corporate actions to authorize execution, delivery and performance under this Agreement. This Agreement has been duly executed and delivered on behalf of the signing parties. This Agreement constitutes legal, valid and binding obligations of the Parties, enforceable against them in accordance with its terms.

12. Further Cooperation to Effectuate This Agreement.

The Parties to this Agreement covenant and agree that, without expanding their substantive obligations hereunder, they shall do all acts and execute and obtain all documents, to the full extent necessary or appropriate, to implement and enforce this Agreement according to its terms.

13. Effect on Transaction Documents.

Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Purchasers under the Transaction Documents.

14. Counterparts.

This Agreement may be executed in separate counterparts, each of which shall be deemed and considered an original, and all of which, when fully executed, shall constitute one and the same instrument. A faxed or emailed .pdf counterpart of this Agreement shall be deemed to be an original; however, the parties will also promptly deliver originals of executed counterparts to each other.

[*signature page to follow*]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

YANGLIN SOYBEAN, INC.

By:______________________________
Name:
Title:

INVESTORS:

Vision Opportunity Master Fund, Ltd.

By: [signature]
Name: Adam Benowitz
Title: Director

Vision Capital Advantage Fund, L.P.

By: [signature]
Name: Adam Benowitz
Title: Authorized Signatory

Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)

By: /s/ Sanjay Motwani
Name: Sanjay Motwani
Title: President/Portfolio Manager

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

YANGLIN SOYBEAN, INC.

By: ______________________
Name:
Title: 12. 11. 2008

INVESTORS:

Vision Opportunity Master Fund, Ltd.

By: ______________________
Name:
Title:

Vision Capital Advantage Fund, L.P.

By: ______________________
Name:
Title:

Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)

By: ______________________
Name:
Title: